Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 13, 2007 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in Green Mountain Coffee Roasters Inc.’s Annual Report on Form 10-K for the year ended September 29, 2007.

/s/ PricewaterhouseCoopers LLP
Boston, MA
May 14, 2008